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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                         AUGUST 1, 2003 (JULY 17, 2003)

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                                   LMIC, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


           DELAWARE                   0-26186                 84-1209978
        (STATE OR OTHER             (COMMISSION             (IRS EMPLOYER
JURISDICTION OF INCORPORATION)      FILE NUMBER)         IDENTIFICATION NO.)


      6435 VIRGINIA MANOR ROAD, BELTSVILLE, MD                 20705
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


                                  240.264.8300
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

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
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EXPLANATORY NOTE

The Registrant hereby amends its Report on Form 8-K, filed with the Securities and Exchange Commission on August 1, 2003, to update and file the financial statements and pro forma financial information required by Item 7 of Form 8-K.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial statements of the business acquired

         Linsang Manufacturing, Inc., Independent Auditors' Report for six months ended June 30, 2003 (unaudited) and 2002 (unaudited) and Years Ended December 31, 2002, 2001 and 2000.

                          INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors of
Linsang Manufacturing, Inc.

We have audited the accompanying balance sheets of Linsang Manufacturing, Inc. as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Linsang Manufacturing, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses of approximately $8,334,000 and $9,087,000 for the years ended December 31, 2002 and 2001. At December 31, 2002, current liabilities exceed current assets by approximately $8,500,000, and total liabilities exceed total assets by approximately $5,233,000. These factors create substantial doubt about the Company's ability to continue as a going concern. The recovery of assets and continuation of future operations are dependent upon the Company's ability to obtain additional debt or equity financing and its ability to generate revenues sufficient to continue pursuing its business purposes. (See notes 2, 5, and 11).

/s/ DDK & COMPANY LLP
---------------------
DDK & Company LLP

New York, New York
June 28, 2003

INDEPENDENT ACCOUNTANTS' REPORT

We have reviewed the accompanying balance sheet of Linsang Manufacturing, Inc. as of June 30, 2003, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for the six-month periods ended June 30, 2003 and 2002. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheets of Linsang Manufacturing, Inc. as of December 31, 2002, 2001 and 2000, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for the years then ended (December 31, 2000 balance sheet not presented herein); and in our report dated June 28, 2003, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheets as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for each of the years in the three-year period ended December 31, 2002 is fairly stated in all material respects, in relation to the financial statements from which they have been derived.

/s/ DDK & COMPANY LLP
---------------------
DDK & Company LLP

July 27, 2003
New York, New York

                                 BALANCE SHEETS

                                               June 30,   December 31,  December 31,
                                                 2003         2002         2001
                                              ----------   ----------   ----------
                                              (Unaudited)
ASSETS
Current Assets
   Cash and cash equivalents                  $   42,707   $   48,399   $  119,290
   Accounts receivable, less allowance for
      doubtful accounts ($56,221 in June 30,
      2003 and $45,076 and $396,073 in
      December 31, 2002 and 2001)                200,372      308,105       19,823
   Inventories                                   311,184      676,511      571,903
   Prepaid and other current assets               15,806        6,654         --
   Income taxes receivable                          --          2,550      499,317
                                              ----------   ----------   ----------
        Total current assets                     570,069    1,042,219    1,210,333
Property and Equipment                         5,255,693    5,961,688    7,266,997
Other Assets                                        --        917,270      917,270
                                              ----------   ----------   ----------

        Total assets                          $5,825,762   $7,921,177   $9,394,600
                                              ==========   ==========   ==========

       See Independent Auditors' Report and notes to financial statements.

                                 BALANCE SHEETS

                                                       June 30,      December 31,      December 31,
                                                         2003            2002            2001
                                                     ------------    ------------    ------------
                                                      (Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Cash overdraft                                    $     67,861    $       --      $       --
   Line of credit                                            --         1,500,000       1,500,000
   Current portion of long-term debt                    3,292,811       1,235,805       1,235,805
   Accounts payable                                     1,241,750       2,362,167       2,795,465
   Deferred revenue                                          --           636,212       1,178,128
   Accrued expenses                                       773,168         533,771         356,524
   Convertible promissory notes                         2,072,096       3,274,431       5,110,000
   Loan payable - related party                           202,616            --              --
                                                     ------------    ------------    ------------
        Total current liabilities                       7,650,302       9,542,386      12,175,922
                                                     ------------    ------------    ------------
Other Liabilities
   Long-term debt, less current portion                 2,669,828       2,175,045       3,201,440
   Loans payable to related party                       1,116,925       1,116,925            --
   Deferred occupancy cost                                328,337         320,048         155,711
                                                     ------------    ------------    ------------
        Total other liabilities                         4,115,090       3,612,018       3,357,151
                                                     ------------    ------------    ------------
        Total liabilities                              11,765,392      13,154,404      15,533,073
                                                     ------------    ------------    ------------
Commitments and contingencies
Stockholders' Equity (Deficiency)
   Common stock, $.01 par value;
      50,000,000 shares authorized                        468,815         403,265         250,016
   Additional paid-in capital                          13,110,835      11,473,506       2,433,740
   Retained earnings (deficit)                        (19,519,280)    (17,018,198)     (8,684,529)
   Unearned compensation                                     --           (91,800)       (137,700)
                                                     ------------    ------------    ------------
        Total stockholders' equity (deficiency)        (5,939,630)     (5,233,227)     (6,138,473)
                                                     ------------    ------------    ------------
        Total liabilities and stockholders' equity
           (deficiency)                              $  5,825,762    $  7,921,177    $  9,394,600
                                                     ============    ============    ============

       See Independent Auditors' Report and notes to financial statements.

                            STATEMENTS OF OPERATIONS

                                                      Six Months Ended
                                                          June 30,                      Years Ended December 31
                                                --------------------------    -----------------------------------------
                                                   2003           2002           2002           2001           2000
                                                -----------    -----------    -----------    -----------    -----------
                                                (Unaudited)    (Unaudited)
  Net sales                                     $ 2,815,146    $   981,309    $ 3,318,508    $ 5,249,663    $11,287,256
  Cost of sales                                   3,507,726      3,478,962      6,242,127      9,883,770      8,381,522
                                                -----------    -----------    -----------    -----------    -----------
  Gross profit (loss)                              (692,580)    (2,497,653)    (2,923,619)    (4,634,107)     2,905,734
                                                -----------    -----------    -----------    -----------    -----------
  Operating expenses
     Selling, general and administrative            921,631      1,636,092      3,634,757      3,262,014      2,145,751
     Depreciation and amortization                  705,995        722,831      1,404,833        910,681        176,544
     Interest expense                               270,878        183,253        426,137        318,514            201
                                                -----------    -----------    -----------    -----------    -----------
           Total operating expenses               1,898,504      2,542,176      5,465,727      4,491,209      2,322,496
                                                -----------    -----------    -----------    -----------    -----------
  Operating income (loss)                        (2,591,084)    (5,039,829)    (8,389,346)    (9,125,316)       583,238
                                                -----------    -----------    -----------    -----------    -----------
  Other income and expenses
     Interest and investment income                   1,272         18,193         55,677         97,668         78,195
     Loss on abandonment of lease                      --             --             --         (289,356)          --
     Rental income                                   88,730           --             --             --             --
                                                -----------    -----------    -----------    -----------    -----------
           Total other income and expenses           90,002         18,193         55,677       (191,688)        78,195
                                                -----------    -----------    -----------    -----------    -----------
  Income (loss) before income taxes (benefit)    (2,501,082)    (5,021,636)    (8,333,669)    (9,317,004)       661,433
  Income taxes (benefit)                               --             --             --         (229,827)       258,785
                                                -----------    -----------    -----------    -----------    -----------
  Net income (loss)                             $(2,501,082)   $(5,021,636)   $(8,333,669)   $(9,087,177)   $   402,648
                                                ===========    ===========    ===========    ===========    ===========

       See Independent Auditors' Report and notes to financial statements.

           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                   Six Months Ended June 30, 2003 (Unaudited)
                                 and Years Ended
                        December 31, 2002, 2001 and 2000

                                                                           Additional
                                                Number of                    Paid-in      Retained      Unearned
                                                 Shares        Amount        Capital      Earnings     Compensation       Total
                                               -----------   -----------   -----------   -----------   ------------    -----------
Balance, January 1, 2000                              --     $      --     $      --     $      --      $      --      $      --
Issuance of common stock                        25,000,000       250,000     2,250,000          --             --        2,500,000
Net income                                            --            --            --         402,648           --          402,648
Unearned compensation                                 --            --         183,600          --         (183,600)          --
                                               -----------   -----------   -----------   -----------    -----------    -----------
Balance, December 31, 2000                      25,000,000       250,000     2,433,600       402,648       (183,600)     2,902,648
Issuance of common stock - option conversion         1,562            16           140          --             --              156
Net loss                                              --            --            --      (9,087,177)          --       (9,087,177)
Amortization of compensation expense                  --            --            --            --           45,900         45,900
                                               -----------   -----------   -----------   -----------    -----------    -----------
Balance, December 31, 2001                      25,001,562       250,016     2,433,740    (8,684,529)      (137,700)    (6,138,473)

       See Independent Auditors' Report and notes to financial statements.

                   Six Months Ended June 30, 2003 (Unaudited)
                                 and Years Ended
                        December 31, 2002, 2001 and 2000

                                                                            Additional
                                                 Number of                   Paid-in       Retained      Unearned
                                                  Shares         Amount      Capital       Earnings     Compensation      Total
                                               ------------   ------------ ------------   ------------  -------------  ------------
Issuance of common stock                         15,320,814        153,208    9,039,283           --             --       9,192,491
Issuance of common stock - option conversion          4,114             41          483           --             --             524
Net loss                                               --             --           --       (8,333,669)          --      (8,333,669)
Amortization of compensation expense                   --             --           --             --           45,900        45,900
                                               ------------   ------------ ------------   ------------   ------------  ------------
Balance, December 31, 2002                       40,326,490        403,265   11,473,506    (17,018,198)       (91,800)   (5,233,227)
Issuance of common stock                          6,546,640         65,467    1,636,152           --             --       1,701,619
Issuance of common stock - option conversion          8,348             83        1,177           --             --           1,260
Net loss                                               --             --           --       (2,501,082)          --      (2,501,082)
Amortization of compensation expense                   --             --           --             --           91,800        91,800
                                               ------------   ------------ ------------   ------------   ------------  ------------
Balance, June 30, 2003                           46,881,478   $    468,815 $ 13,110,835   $(19,519,280)  $       --    $ (5,939,630)
                                               ============   ============ ============   ============   ============  ============

       See Independent Auditors' Report and notes to financial statements.

                            STATEMENTS OF CASH FLOWS

                                                           Six Months Ended
                                                               June 30,                     Years Ended December 31,
                                                     --------------------------    -----------------------------------------
                                                        2003           2002           2002           2001           2000
                                                     -----------    -----------    -----------    -----------    -----------
                                                      (Unaudited)    (Unaudited)
  Cash flows from operating activities
     Net income (loss)                               $(2,501,082)   $(5,021,636)   $(8,333,669)   $(9,087,177)   $   402,648
     Adjustments to reconcile net income (loss)
        to net cash used in operating activities
        Depreciation                                     705,995        722,831      1,404,834        910,681        176,544
        Provision for doubtful accounts                   11,145         57,679           --          367,768           --
        Amortization of unearned compensation             91,800         22,950         45,900         45,900           --
        Interest on convertible promissory notes           1,280         28,465        119,838         96,023           --
        Loss on disposal of assets                          --             --             --          289,355           --
        Deferred taxes                                      --             --             --          151,345       (151,345)
        Deferred occupancy cost                            8,289         92,256        164,337        155,711           --
        Increase (decrease) in cash due to
           changes in assets and liabilities
           Accounts receivable                            96,588       (513,697)      (288,282)     1,368,018     (1,755,609)
           Inventories                                   365,327       (114,169)      (104,608)     1,228,125     (1,800,028)
           Prepaid and other current assets               (9,152)       (40,987)        (6,654)        28,475        (28,475)
           Income taxes receivable                         2,550        499,317        496,767       (378,722)      (120,595)
           Deferred revenue                             (633,596)        21,013       (541,916)     1,048,458        129,670
           Accounts payable and accrued expenses        (218,061)       488,932        860,875        996,995      2,058,971
                                                     -----------    -----------    -----------    -----------    -----------
           Net cash used in operating activities      (2,078,917)    (3,757,046)    (6,182,578)    (2,779,045)    (1,088,219)
                                                     -----------    -----------    -----------    -----------    -----------
  Investing Activities
     Purchase of property and equipment                     --          (99,525)       (99,525)    (7,469,375)    (1,174,202)
     Security deposits                                   917,270           --             --         (856,830)       (60,440)
                                                     -----------    -----------    -----------    -----------    -----------
           Net cash provided by (used in)
              investing activities                       917,270        (99,525)       (99,525)    (8,326,205)    (1,234,642)
                                                     -----------    -----------    -----------    -----------    -----------

       See Independent Auditors' Report and notes to financial statements.

                                                       Six Months Ended
                                                           June 30,                        Years Ended December 31,
                                                ----------------------------    --------------------------------------------
                                                     2003            2002            2002            2001            2000
                                                ------------    ------------    ------------    ------------    ------------
                                                  (Unaudited)     (Unaudited)
  Financing Activities
     Proceeds from bank overdraft                     67,861            --              --              --              --
     Proceeds from current debt                    2,000,000            --              --              --              --
     Proceeds from issuance of convertible
        promissory notes                             698,004       5,376,719       6,657,083       5,110,000            --
     Proceeds from issuance of term loan                --              --              --         5,000,000            --
     Repayments of term loan                            --          (609,792)     (1,026,395)       (562,755)           --
     Net borrowings on line of credit             (1,500,000)           --              --         1,500,000            --
     Proceeds from the issuance of common
        stock                                          1,260         580,524         580,524             156       2,500,000
     Repayments of long-term debt                   (111,170)           --              --              --              --
                                                ------------    ------------    ------------    ------------    ------------
           Net cash provided by financing
              activities                           1,155,955       5,347,451       6,211,212      11,047,401       2,500,000
                                                ------------    ------------    ------------    ------------    ------------
  Net increase (decrease) in cash and cash
     equivalents                                      (5,692)      1,490,880         (70,891)        (57,849)        177,139
  Cash and cash equivalents - beginning               48,399         119,290         119,290         177,139            --
                                                ------------    ------------    ------------    ------------    ------------
  Cash and cash equivalents - end               $     42,707    $  1,610,170    $     48,399    $    119,290    $    177,139
                                                ============    ============    ============    ============    ============

       See Independent Auditors' Report and notes to financial statements.

                                                                Six Months Ended
                                                                     June 30,                   Years Ended December 31,
                                                            -----------------------   ------------------------------------------
                                                               2003         2002         2002            2001            2000
                                                            ----------   ----------   ----------   ----------------   ----------
                                                            (Unaudited)  (Unaudited)
  Supplemental disclosure of cash paid for:
        Interest                                            $  291,788   $  259,080   $  334,630   $        175,842   $     --
        Income taxes                                        $     --     $     --     $     --     $           --     $  530,725
  Noncash Transaction
     Convertible debt exchanged for common
        stock                                               $1,701,599   $8,612,491   $8,612,491   $           --     $     --
     Recharacterized accounts payable to term
        loan                                                $  662,960   $     --     $     --     $           --     $     --

       See Independent Auditors' Report and notes to financial statements.

1 -      BUSINESS

         The Company

         Linsang Manufacturing, Inc. ("the Company" or "LMI") was incorporated in the State of Delaware on December 2, 1999, and commenced operations on January 1, 2000. The Company provides a full range of engineering, design and manufacturing services, including product development and design, materials procurement and management, prototyping, manufacturing and assembly, systems integration and testing, and after-market support.

         Manufacturing  services are provided  either on a turnkey basis,  where
         LMI procures materials required for product assembly, or on a consignment basis, where the customer supplies the material necessary for product assembly. In both cases, the Company provides materials warehousing and management services, in addition to manufacturing.

2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation / Going Concern

         The accompanying financial statements have been prepared on the accrual basis of accounting and are in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent years. At June 30, 2003, current liabilities exceed current assets and total liabilities exceed total assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. The recovery of assets and continuation of future operations are dependent upon the Company's ability to obtain additional debt or equity financing and its ability to generate revenues sufficient to continue pursuing its business purpose. The Company is actively pursuing financing to fund future operations (See notes 5 and 11).

         Cash and Cash Equivalents

         Cash equivalents are highly liquid investments and have maturities of three months or less at the date of purchase.

2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Fair Value of Financial Instruments

         The fair value of cash and cash equivalents, trade receivables, accounts payable, borrowings under the line of credit, the term loan, and the convertible promissory notes are not materially different than their carrying amounts as reported at June 30, 2003, December 31, 2002 and 2001. These values represent the estimated amounts the Company would receive or pay to terminate agreements, taking into consideration current market rates and the current creditworthiness of the counterparties. The fair value of long-term debt, including the current portion, is estimated based on rates currently offered to the Company for debt of the same remaining maturities.

         Accounts Receivable

         The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts.

         Inventories

         Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. Cost elements included in work in progress and finished goods inventory are raw materials, direct labor and manufacturing overhead.

         Property and Equipment

         Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the term of the lease, which range from 5 to 10 years.

         Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized.

2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Revenue Recognition

         Revenue is derived from the sale of manufactured products, as well as engineering design and prototyping services. Revenue for manufactured products is realized when title and risk of loss have transferred to the buyer, which is generally upon shipment. Amounts received in advance of shipment are recorded as deferred revenue. Revenue and profits related to product design and development contracts, which are short-term in duration, usually less than three months, are recognized as stages or deliverables, as defined by customer contracts, are achieved.

         Deferred Occupancy Cost

         The Company has entered into operating lease agreements for its corporate office and warehouse, some of which contain provisions for future rent increases, or periods in which rent payments are reduced (abated). In accordance with generally accepted accounting principles, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to "Deferred occupancy cost," which is reflected as a separate line item in the accompanying Balance Sheets.

         Income Taxes

         The Company accounts for income taxes by utilizing the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce net deferred tax assets to the amount expected to be realized.

         Stock-Based Compensation

         The Company accounts for its stock-based compensation plans utilizing an intrinsic value approach pursuant to the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. The Company provides additional pro forma disclosures of the fair value based method as prescribed by Financial Accounting Standards Board Opinion No. 123 as amended by Opinion No. 148.

2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates involve judgments with respect to, among other things, various future factors which are difficult to predict and are beyond the control of the Company. Therefore, actual amounts could differ from these estimates.

         Concentration of Credit Risk

         Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents, and trade accounts receivable. From time to time, cash balances exceed FDIC insured limits. LMI's cash and cash equivalents are managed by recognized financial institutions, which follow the Company's investment policy. Such investment policy limits the amount of credit exposure in any one issue and the maturity date of the investment securities that typically comprise investment grade short-term debt instruments.

         Concentration of credit risk results from sales and related accounts receivable for customers comprising a significant proportion of overall net sales and receivables. During the six months ended June 30, 2003, and June 30, 2002, and the years ended December 31, 2002, 2001 and 2000, approximately 30%, 43%, 28%, 96%, and 100%, respectively, of the Company's net sales were with related parties (see note 10).

         Shipping and Handling Costs

         Shipping costs of $4,498 and $6,107 for the six months ended June 30, 2003 and 2002, respectively, are included in selling, general and administrative expenses.

         Shipping costs of $15,377, $- and $35,377 for the years ended December 31, 2002, 2001 and 2000, respectively, are included in selling, general and administrative expenses.

         Net Income (Loss) Per Share

         Per share data has been computed and presented pursuant to the provisions of SFAS No. 128, earnings per share. Net income (loss) per common share - basic is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Net income (loss) per common share - diluted is calculated by dividing net income (loss) by the weighted average number of common shares and common equivalent shares for stock options outstanding during the period.

2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Recent Accounting Pronouncements

         New accounting statements issued, and adopted by the Company, include the following:

         In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 141, " Business Combinations" ("SFAS 141"), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. The adoption of SFAS 141 did not have an impact on the Company's results of operations, financial position or cash flows.

         In July 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. This Statement was adopted by the Company on January 1, 2002. The adoption of SFAS 142 did not have an impact on the Company's results of operations, financial position or cash flows.

         In June 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The Company adopted the provisions of SFAS 143 on January 1, 2003. Its adoption did not have a material impact on the Company's financial statements.

         In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. It provides new guidance that modifies the existing guidance in SFAS 121 and in APB Opinion No.
         30. The Company adopted SFAS 144 in the first quarter of 2002. Its adoption did not have any impact on the Company's financial statements.

2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         In April 2002, SFAS No. 145, " Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, " was issued. SFAS 145 rescinds SFAS 4 and SFAS 64 related to classification of gains and losses on debt extinguishment such that most debt extinguishment gains and losses will no longer be classified as extraordinary. SFAS 145 also amends SFAS 13 with respect to sales-leaseback transactions. The Company adopted the provisions of SFAS 145, effective April 1, 2002, and the adoption had no impact on the Company's financial statements.

         In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The Company adopted the provisions of SFAS 146, effective January 1, 2003, as it relates to nonemployee-related exit and disposal costs, primarily contract termination costs and costs to consolidate or close facilities. Adoption of SFAS 146 did not have a material impact on the Company's financial statements. The Company expects to continue to account for employee-related post-employment benefit costs, including severance payments, under the provisions of SFAS No. 112, "Employer's Accounting for Post-Employment Benefits."

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS 123 and SFAS 148.

2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         In November 2002, FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosure requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the 2002 financial statements, and the adoption of this interpretation in 2003 did not have any impact on the Company's financial statements.

         In January 2003, FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," ("VIE's") was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE's created after January 31, 2003. The adoption of this interpretation did not have any impact on the Company's financial statements.

3 -      INVENTORIES

         Inventory balances consisted of the following:

                    June 30,      December 31,
                              -------------------
                     2003       2002       2001
                   --------   --------   --------
Raw materials      $231,063   $629,525   $540,107
Work in progress     80,121     46,986     30,553
Finished goods         --         --        1,243
                   --------   --------   --------
      Total        $311,184   $676,511   $571,903
                   ========   ========   ========

4 -      PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

                                                            December 31,
                                          June 30,    -----------------------
                                            2003         2002         2001
                                         ----------   ----------   ----------
Production and test equipment            $4,809,912   $4,809,912   $4,803,768
Information and communications
   systems                                  792,455      792,455      792,455
Software                                    856,855      856,855      763,474
Vehicles                                     32,500       32,500       32,500
Leasehold improvements                    1,737,331    1,737,331    1,737,331
Furniture and fixtures                      182,313      182,313      182,313
                                         ----------   ----------   ----------
      Total property and equipment        8,411,366    8,411,366    8,311,841
      Less:  Accumulated
         depreciation and amortization    3,155,673    2,449,678    1,044,844
                                         ----------   ----------   ----------
                                         $5,255,693   $5,961,688   $7,266,997
                                         ==========   ==========   ==========

         Depreciation and amortization expense of $705,995 $722,831, $1,404,834, $910,681 and $176,544 was charged to operations for the six months ended June 30, 2003 and 2002, and for the years ended December 31, 2002, 2001 and 2000, respectively.

5 -      DEBT

         The Company entered into a $5,000,000 bank term loan on May 31, 2001. The loan is payable in 47 monthly principal and interest payments of $122,369, with the final principal and interest due on June 1, 2005. Interest accrues based on the bank's daily-adjusted prime rate (4.25% at December 31, 2002) plus 1.0%. The loan amount is collaterialized by substantially all the assets of the Company and the personal guarantee of the Company's principal stockholder. Future maturities of long-term debt as of June 30, 2003 are as follows: 2004, $1,235,805; 2005,
         $1,392,950; 2006, $569,920.

         The Company had a $1,500,000 line of credit. Borrowings bear interest, payable monthly, at the bank's daily adjusted prime rate (4.25% at December 31, 2002). The line of credit matured on April 3, 2003, (originally March 9, 2002) and was collateralized by substantially all the assets of the Company. During the six months ended June 30, 2003, the Company repaid this debt.

         The bank debt agreements contain various covenants that, among other things, prohibit cash dividends to shareholders. The Company is in violation of the requirements to maintain minimum tangible net worth and cash flow coverage ratios. The Company is currently negotiating with the bank to restructure the current debt and the term covenants.

         During 2001, the Company issued convertible promissory notes totaling $5,110,000 to related parties, including the majority stockholder of the Company. The debt bears interest, payable annually, at the prime rate (4.25% at December 31, 2002). The principal and any unpaid interest ($97,303 as of December 31, 2001) is convertible into shares of the Company's common stock on demand. In January 2002, these promissory notes were converted into shares of the Company at a conversion rate of $.60 per share.

         During 2002, the Company issued convertible promissory notes totaling $4,552,246 to related parties, including the majority stockholder of the Company. The debt bears interest, payable annually, at the prime rate (4.25% at December 31, 2002). Through December 31, 2002, $3,379,318 of this debt was converted into shares of the Company at a conversion rate of $.60 per share. In May 2003, $972,928 was converted at a rate of $.26 per share. During the six months ended June 30, 2003, approximately $700,000 was received and converted at a rate of $.26 per share.

         On June 27, 2002, the Company issued a $2,000,000 convertible promissory note which bears interest of 8% and was due and payable on January 15, 2003. This note was a bridge loan from a third party. It is personally guaranteed by the majority stockholder, and can be converted into shares of the Company at a rate of $2.50 per share. At June 30, 2003, this debt includes accrued interest of approximately $72,000.

         The Company also had a $900,000 letter of credit outstanding as of December 31, 2002 to comply with provisions of the lease agreement for office and manufacturing space in Beltsville, MD. The letter of credit was automatically renewed annually and was subject to a 1% annual fee. The Company was required to deposit the full amount of the letter of credit with the bank as collateral. During the six months ended June 30, 2003, the landlord has drawn the entire amount against the letter of credit in satisfaction of outstanding rent.

         In June 2003, the Company negotiated a settlement with the landlord of the Landover, MD facility for the back rent owed to them. As per the settlement, the Company will make the following minimum payments:

                            Twelve Months Ending
                                  June 30,
                                  --------
                                    2004             $       57,525
                                    2005                    456,728
                                    2006                    148,706
                                                     --------------
                                                     $      662,959
                                                     ==============

         In February 2003, the Company entered into a short-term $2 million term note payable agreement with Cheshire Distributors, Inc. (see note 11), and bears interest at 8.35% per annum.

         The Company is presently negotiating a $4 million accounts receivable line of credit.

6 -      COMMITMENTS

         Leases

         The Company rents office, production and warehousing facilities in Beltsville, Maryland under three operating lease arrangements expiring in 2003, 2004, and 2011, respectively. Future payments under these three operating leases are as follows as of June 30, 2003:

                                                             Total
                                                             -----
                                     2004              $       983,135
                                     2005                    1,022,461
                                     2006                    1,063,359
                                     2007                    1,105,894
                                     2008                    1,150,129
                                  Thereafter                 3,733,854
                                                       ---------------
                                                       $     9,058,832
                                                       ===============

         During 2001, the Company abandoned the Landover facility and has negotiated with the landlord for an early termination of the lease. The security deposit of $52,500 was applied against rent for the last month the facility was occupied. Effective June 16, 2003, the Company entered into a settlement agreement with the landlord (see note 5). The rent settlement obligation has been recorded as of December 31, 2002. The lease for the Brightseat warehouse expired on March 31, 2003. The
         Company  received  a  three-month   extension  and  the  lease  is  now
         terminated.

         Rent expense for the six months ended June 30, 2003 and 2002, and for the years ended December 31, 2002, 2001 and 2000 was $599,495, $704,915, $2,043,324, $1,391,555 and $716,662, respectively.

         Financial Advisory / Consulting Agreement

         On January 14, 2002, the Company entered into a financial advisory/consulting agreement with Crown Capital Corp. ("Crown"). Crown acts as the Company's nonexclusive agent to provide management and financial consulting services regarding mergers and acquisition, introduction to potential merger candidates, and provide general market support, advice and services. As consideration for these services, the Company will issue, upon execution of a definitive agreement, warrants to purchase 3,260,000 shares of the Company's common stock at a price of $.60 per share.

         During the six months ended June 30, 2003, the Company and Crown mutually agreed to terminate their relationship and, accordingly, the warrants to purchase the Company's stock have been rescinded.

         Cash

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At June 30, 2003, and at December 31, 2002 and 2001, the Company had bank balances of approximately $100,000, $807,000, and $988,000, respectively, in excess of FDIC insured limits.

7 -      INCOME TAXES

         The provision for income taxes consists of the following:

                                  Six Months Ended                        Years Ended
                                      June 30,                            December 31,
                           ----------------------------   -------------------------------------
                                2003           2002           2002          2001         2000
                           -------------   ------------   ------------   ---------    ---------
Current tax provision
   (benefit)               $        --     $       --     $       --     $(381,172)   $ 410,130
Deferred tax provision
   (benefit)                        --             --             --       151,345     (151,345)
                           -------------   ------------   ------------   ---------    ---------
   Total provision
(benefit) for income taxes $        --     $       --     $       --     $(229,827)   $ 258,785
                           =============   ============   ============   =========    =========

The source and tax effects of the temporary differences giving rise to the Company's net deferred tax assets are as follows:

                                                Six Months           Years Ended
                                              Ended June 30,         December 31,
                                                              --------------------------
                                                  2003           2002           2001
                                               -----------    -----------    -----------
Deferred income tax assets
   Accrued expenses                            $      --      $      --      $     8,218
   Capitalized inventory                            53,625         28,733         45,024
   Reserves                                         21,713         17,379         30,987
   Net operating loss                            7,341,191      6,375,273      3,042,407
                                               -----------    -----------    -----------
         Total deferred income tax assets        7,416,529      6,421,385      3,126,636
                                               -----------    -----------    -----------
Deferred income tax liabilities
   Property and equipment                          142,605        128,122         70,192
                                               -----------    -----------    -----------
         Total deferred income tax liability       142,605        128,122         70,192
                                               -----------    -----------    -----------
         Net deferred asset                      7,273,924      6,293,263      3,056,444
Valuation allowance                             (7,273,924)    (6,293,263)    (3,056,444)
                                               -----------    -----------    -----------
         Total deferred asset, net             $      --      $      --      $      --
                                               ===========    ===========    ===========

         SFAS No. 109 requires that a valuation allowance be recorded against tax assets that are not likely to be realized. The net operating loss carryforwards expire beginning in the year 2021 through 2023. The Company has recorded a valuation allowance against these tax assets and will recognize the benefits only as a reassessment demonstrates they are realizable. While the need for this valuation allowance is subject to periodic review, if the allowance is reduced, the tax benefits of the carryforwards will be recorded in the future operations as a reduction in the Company's income tax expense.

8 -      STOCK OPTION PLANS

         The Company has a stock option and incentive plan (the "Plan"). Shares of common stock totaling 5,271,000 have been reserved for issuance under the Plan. The Plan generally provides for the granting of non-qualified and incentive stock options to employees and non-employees. Terms of the grants including exercise price, expiration dates, and vesting schedules are determined by the Board of Directors at the time of grant. Stock options granted to date vest over a four-year period and have a ten-year term. The Plan also provides for immediate vesting upon a change in control as defined. During the fourth quarter of 2000, the Company granted 367,200 options, at an exercise price of $.10 per share, which was less than the estimated fair value of the common stock on the date of grant of $.60 per share. The Company recorded unearned compensation on the date of grant in the amount of $183,600, and is recognizing the compensation expense on a straight-line basis over the vesting period, including $45,900 recognized in 2001 and 2002. During the six months ended June 30, 2003, the balance of $91,800 was expensed.

         A summary of stock option activity is as follows:

                                              Weighted Average
                                  Number of    Exercise Price
                                   Options        Per Share
                                   -------        ---------
Balance at Plan inception              --            --
Granted                           3,271,000          0.10
Cancelled                           (48,000)         0.10
                                 ----------          ----
Balance, December 31, 2000        3,223,000          0.10

                                               Weighted Average
                              Number of         Exercise Price
                               Options             Per Share
                               -------             ---------
Granted                       1,179,160              0.60
Cancelled                      (114,100)             0.45
Exercised                        (1,562)             0.10
                             ----------              ----
Balance, December 31, 2001    4,286,498              0.23
Granted                       1,109,800              0.60
Cancelled                    (1,847,275)             0.31
Exercised                        (4,114)             0.10
                             ----------              ----
Balance, December 31, 2002    3,544,909              0.30
Granted                         227,000              0.60
Cancelled                      (812,258)             0.20
Exercised                        (8,348)             0.15
                             ----------              ----
Balance, June 30, 2003        2,951,303              0.26
                             ==========              ====

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standard No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." As permitted under SFAS No. 123, the Company uses the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock-based awards. If the Company had used SFAS No. 123, the Company's proforma net income for the six months ended June 30, 2003 and 2002, and for the years ended December 31, 2002, 2001 and 2000 would have been as indicated below:

                               June 30,                           December 31,
                     --------------------------    -----------------------------------------
                         2003           2002           2002           2001           2000
                     -----------    -----------    -----------    -----------    -----------
Net income (loss):
As reported          $(2,501,082)   $(5,021,636)   $(8,333,669)   $(9,087,177)   $   402,648
Pro forma            $(2,501,082)   $(5,059,183)   $(8,371,216)   $(8,666,233)   $   173,258

         The fair value of each option is estimated on the date of grant using a type of Black Scholes pricing model. The weighted-average assumptions during the six months ended June 30, 2003 and 2002 and the years ended December 31, 2002, 2001 and 2000 were: zero dividends; zero volatility; expected term of ten years; and a risk free rate of 4% and 4.75% for grants issued during the period ended June 30, 2003 and 2002, respectively, and 4.75%, 5.17%, and 5.76% for grants issued during the years ended December 31, 2002, 2001 and 2000, respectively.

9 -      EMPLOYEE BENEFIT PLAN

         The Company participates in a 401(k) Profit Sharing Plan and Trust (the 401(k) Plan) which was adopted by an entity owned by the majority stockholder. As allowed under Section 401(k) of the Internal Revenue Code, the 401(k) Plan provides tax-deferred salary deductions for eligible employees. Participants must be 21 years of age and may make voluntary contributions to the Plan of up to 10% of their compensation not to exceed the federally determined maximum allowable contribution. The Company is obligated to match 3% of participants' salaries. Employees are eligible to participate on the first day of the month following 90 days of continuous full-time employment. Participants vest in the Company contributions when the contributions are made. For the six months ended June 30, 2003 and 2002 and for the years ended December 31, 2002, 2001, and 2000, the Company contributed $45,109, $68,041, $112,535, $121,705, and $50,649, respectively, to the Plan.

10 -     RELATED PARTIES

         Statement of Operations

         The Company transacts business with companies owned by the Company's majority stockholder. Transactions with these parties are summarized below:

                            June 30,                              December 31,
               --------------------------------   -------------------------- ---------------
                      2003             2002              2002         2001          2000
               ---------------  ---------------   ---------------  -----------   -----------
Sales          $       852,539  $       418,866   $       933,285  $ 5,016,495   $11,287,256
Purchases of
   materials   $          --    $          --     $          --    $   112,665   $ 1,210,788

         During the six months ended June 30, 2003, the Company entered into three one year sublease agreements with related parties. Two of the subleases are scheduled to expire on March 31, 2004 and the other on January 30, 2004. Rental income for the three subleases aggregates approximately $18,000 per month. Rental income for the six months ended June 30, 2003 aggregated approximately $89,000.

         Related Party Receivables and Payables

         Related party receivables and payables were comprised of the following:

                                                         December 31,
                                   June 30,      --------------------------
                                     2003             2002          2001
                                 -----------     -------------   ----------
Accounts receivable from
   affiliated companies          $   135,969     $      42,417   $  379,223
Accounts payable to affiliated
   companies                     $        --     $          --   $1,290,472

         During 2002, $1,116,925 of accounts payable to a related party was converted into long-term debt bearing interest at the prime rate. There is no stipulated maturity date.

         During 2003, $202,616, inclusive of accrued interest of $2,616, of convertible promissory notes was converted into a short-term loan payable. There is no stipulated maturity date.

11 -     SUBSEQUENT EVENTS

         On July 17, 2003, the Company completed a reverse merger in a tax-free reorganization pursuant to the Agreement and Plan of Reorganization, dated as of May 1, 2003, as amended (the "Merger Agreement"). Upon closing, the Company's stockholders exchanged their respective shares of common stock of the Company for an aggregate of approximately 7,996,900 shares of common stock of Cheshire Distributors, Inc. ("Cheshire"), a public company (currently trading on the OTC Bulletin Board as LMII), approximately 85.2% of the outstanding voting securities of Cheshire on a fully diluted basis after the merger. Following the merger, the Company became a wholly-owned subsidiary of Cheshire. The Company has changed its name to LMIC, Inc.

(b)      Pro forma financial information.

         The required pro forma financial information is set forth below:

PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition by Cheshire Distributors, Inc. ("the Company") of all the common stock of Linsang Manufacturing, Inc. ("LMI") pursuant to the merger of LMI and the Company's wholly-owned subsidiary, whereby LMI is the surviving entity, using the purchase method of accounting, after giving effect to the other pro forma adjustments described in the accompanying notes. The Company is providing this pro forma financial information to aid in your analysis of the financial condition and results of operations of the Company following the merger. This pro forma financial information is derived from the unaudited financial statements of the Company and LMI for the six months ended June 30, 2003. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements. The unaudited pro forma condensed consolidated balance sheet gives effect to the merger and financing transactions as if they had each occurred on June 30, 2003 and combines the effect of these transactions with the unaudited condensed consolidated historical balance sheet of the Company as of June 30, 2003. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2003 and for the year ended December 31, 2002 assumes that the merger was effected on January 1, 2002. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the merger and other financing transactions had each been effected on the dates indicated, nor is it indicative of our future operating results or financial position. The pro forma adjustments are based on the information and assumptions available as of August.

         In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business
Combinations" and SFAS No. 142, "Goodwill and Intangible Assets". SFAS 141 requires that all business combinations be accounted for by the purchase method of accounting and changes the criteria from recognition of intangible assets acquired in a business combination. The provisions of SFAS 141 apply to all business combinations initiated after June 30, 2001. SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized but tested for impairment at least annually, while intangible assets with finite useful lives continue to be amortized over their respective useful lives. The statement also establishes specific guidance for testing goodwill and intangible assets with indefinite useful lives for impairment. The provisions of SFAS 142 are effective for 2002. However, goodwill and intangible assets acquired after June 30, 2001 will be subject immediately to the provisions of SFAS 142. Goodwill has not been recognized in conjunction with the merger.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                      Historical
                                                 As of June 30, 2003
                                                 --------------------
                                                Linsang
                                             Manufacturing,    Cheshire
                                                  Inc.      Distributors, Inc.              Pro Forma      Pro Forma
                                              (Unaudited)     (Unaudited)        Notes     Adjustments    (Unaudited)
                                              -----------------------------------------------------------------------
ASSETS
Current Assets
   Cash and cash equivalents                 $    42,707    $      --                     $      --      $    42,707
   Accounts receivable, less allowance for
      doubtful accounts                          200,372           --                            --          200,372
   Inventories                                   311,184           --                            --          311,184
   Prepaid and other current assets               15,806           --                            --           15,806
   Note receivable                                  --        2,066,457            (3)     (2,066,457)          --
                                             -----------    -----------                   -----------    -----------
        Total current assets                     570,069      2,066,457                    (2,066,457)       570,069
Investment in subsidiary                            --             --              (2)        319,876           --
                                                                                   (5)       (319,876)
Property and Equipment                         5,255,693           --                            --        5,255,693
                                             -----------    -----------                   -----------    -----------
        Total assets                         $ 5,825,762    $ 2,066,457                   $(2,066,457)   $ 5,825,762
                                             ===========    ===========                   ===========    ===========

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                       Historical
                                                  As of June 30, 2003
                                                  --------------------
                                                Linsang
                                             Manufacturing,    Cheshire
                                                  Inc.      Distributors, Inc.              Pro Forma         Pro Forma
                                              (Unaudited)     (Unaudited)        Notes     Adjustments       (Unaudited)
                                              ----------------------------------------------------------------------------
   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current Liabilities
      Bank Overdraft                          $       67,861   $          --                 $         --    $      67,861
      Current portion of long-term debt            3,292,811           5,725       (3)          2,000,000        1,298,536
      Accounts payable                             1,241,750         222,988                                     1,464,738
      Accrued expenses                               773,168          88,163       (3)             66,457          736,142
                                                                                   (4)             58,732
      Convertible promissory notes                 2,072,096              --                           --        2,072,096
      Notes and loan payable-- related parties       202,616       2,734,156       (4)            134,156        2,802,616
                                              --------------   -------------                 ------------    -------------
           Total current liabilities               7,650,302       3,051,032                    2,259,345        8,441,989
                                              --------------   -------------                 ------------    -------------
   Other Liabilities
      Long-term debt, less current portion         2,669,828              --                           --        2,669,828
      Loans payable to related party               1,116,925              --                           --        1,116,925
      Deferred occupancy cost                        328,337              --                           --          328,337
                                              --------------   -------------                 ------------    -------------
           Total other liabilities                 4,115,090              --                           --        4,115,090
                                              --------------   -------------                 ------------    -------------
           Total liabilities                      11,765,392       3,051,032                    2,259,345       12,557,079
                                              --------------   -------------                 ------------    -------------

                                                                   Historical
                                                              As of June 30, 2003
                                                              --------------------
                                                          Linsang
                                                       Manufacturing,       Cheshire
                                                            Inc.        Distributors, Inc.             Pro Forma       Pro Forma
                                                        (Unaudited)       (Unaudited)      Notes      Adjustments     (Unaudited)
                                                       -------------------------------------------------------------------------
   Commitments and contingencies
   Stockholders' Equity (Deficiency):
      Common stock, $.001 par value; 100,000,000
        shares authorized; 9,496,900 (pro forma)              468,815          99,952       (1)             98,452            9,497
                                                                                            (5)            468,815
                                                                                            (2)             (7,997)
      Additional paid-in capital                           13,110,835       4,602,794       (1)            (98,452)      12,778,466
                                                                                            (4)           (192,888)
                                                                                            (5)          5,538,382
                                                                                            (2)           (311,879)
      Retained earnings (deficit)                         (19,519,280)     (5,687,321)      (5)         (5,687,321)     (19,519,280)
                                                       --------------    ------------                -------------   --------------
           Total stockholders' equity (deficiency)         (5,939,630)       (984,575)                    (192,888)      (6,731,317)
                                                       --------------    ------------                -------------   --------------
           Total liabilities and stockholders' equity
              (deficiency)                             $    5,825,762    $  2,066,457                $   2,066,457   $    5,825,762
                                                       ==============    ============                =============   ==============

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET:

(1)      Reflect the reverse stock split of approximately 1 for 67 shares

                                         Entries
                               LMI        CDCA     Pro Forma
                               -----------------------------
Common stock                             98,452     98,452
Additional paid-in capital              (98,452)   (98,452)

(2) Reflect investment in subsidiary as a result of the reverse acquisition

                                                   Entries
                                        LMI         CDCA       Pro Forma
                                        --------------------------------
Investment in subsidiary                           319,876      319,876
Common stock                                        (7,997)      (7,997)
Additional paid-in capital                        (311,879)    (311,879)
Established  per share  market value of LMI
common stock                                          .26
   Exchange ratio
   (7,996,900 / 46,881,478)                           .17
                                             ------------
   Adjusted market price per
      share                                           .04
   Shares issued to LMI
      stockholders                               7,996,900
                                             -------------
         Investment in LMI                   $     319,876
                                             =============

(3)  Reflects  the   elimination  of  the  note  receivable  from  LMI  and  the corresponding note payable to CDCA

                                                   Entries
                                        LMI         CDCA       Pro Forma
                                        --------------------------------
Note receivable                                   (2,066,457) (2,066,457)
Current portion of long term debt       2,000,000              2,000,000
Accrued expense                            66,457                 66,457

(4) Reflects the execution of a new $600,000 note to Laurus which replaces the note payable of $734,156 and accrued interest of $58,732.

                                                   Entries
                                        LMI         CDCA       Pro Forma
                                        --------------------------------
Notes and loan payable - related
   party                                (600,000)   734,156      134,156
Accrued expenses                                     58,732       58,732
Additional paid-in capital                         (192,888)    (192,888)

(5) Reflect the elimination in consolidation of investment in subsidiary and equity Section of CDCA

                                                       Entries
                                        LMI              CDCA       Pro Forma
                                        -------------------------------------
Investment in subsidiary                      --       (319,876)     (319,876)
Common stock                             460,818          7,997       468,815
Additional paid-in capital              (460,818)       311,879     5,538,382
                                                      5,687,321
Retained earnings                             --    (56,387,321)   (5,687,321)

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

         The pro forma statement of operations set forth below is of limited use because it includes the operations of Linsang Manufacturing, Inc. and the operations of Cheshire Distributors, Inc. for the six month period ended June 30, 2003. The acquisition of Cheshire Distributors, Inc. is not expected to generate any goodwill or other intangibles. Accordingly, the accompanying pro forma financial statements do not reflect any amounts allocated to such intangibles or amortization thereof. Such amounts, if any, to the extent ultimately determined, and the amortization applicable thereto, may materially affect these pro forma financial statements.

                                                        Historical
                                                 For the six months ended
                                                       June 30, 2003
                                                       -------------
                                                Linsang
                                             Manufacturing,      Cheshire
                                                  Inc.        Distributors, Inc              Pro Forma         Pro Forma
                                              (Unaudited)       (Unaudited)        Note     Adjustments       (Unaudited)
                                            -------------------------------------------------------------------------------
   Net sales                                $    2,815,146    $            --             $          --     $     2,815,146
   Cost of sales                                 3,507,726                 --                        --           3,507,726
                                            --------------    ---------------             -------------     ---------------
   Gross profit (loss)                            (692,580)                --                        --            (692,580)
                                            --------------    ---------------             -------------     ---------------
   Operating expenses
   Selling, general and administrative             921,630             56,291                        --             977,921
   Depreciation and amortization                   705,995                 --                        --             705,995
   Interest expense                                270,879                 --       (1)         (66,457)            204,422
                                            --------------    ---------------             -------------     ---------------
        Total operating expenses                 1,898,504            (56,291)                  (66,457)          1,888,338
                                            --------------    ---------------             -------------     ---------------
   Operating income (loss)                      (2,591,084)           (56,291)                  (66,457)         (2,580,918)
                                            --------------    ---------------             -------------     ---------------
   Other income and expenses
      Interest expense and other
       financing charges                                --           (390,386)                       --            (390,386)
      Interest and investment income                 1,272             66,457       (1)          66,457               1,272
      Extinguishment of debt                            --             35,000                        --              35,000
      Rental income                                 88,730                 --                        --              88,730
                                            --------------    ---------------             -------------     ---------------
        Total other income and expenses             90,002           (288,929)                   66,457            (265,384)
                                            --------------    ---------------             -------------     ---------------
   Net (loss)                                   (2,501,082)          (345,220)                       --          (2,846,302)
                                            ==============    ===============             =============     ===============
   Basic and diluted loss per share                           $         (0.28)      (2)              --     $        (0.30)
                                                              ===============             =============     ==============
   Shares used to compute net loss per
      share-- basic and diluted                                     1,226,485                        --           9,496,900
                                                              ===============             =============     ===============

                                                        Historical
                                                    For the Year Ended
                                                     December 31, 2002
                                                     -----------------
                                               Linsang
                                             Manufacturing,      Cheshire
                                                 Inc.         Distributors, Inc            Pro Forma           Pro Forma
                                              (Unaudited)       (Unaudited)       Note     Adjustments        (Unaudited)
                                            -------------------------------------------------------------------------------
   Net sales                                $    3,318,508    $             -             $           -     $     3,318,508
   Cost of sales                                 6,242,127                  -                         -           6,242,127
                                            --------------    ---------------             -------------     ---------------
   Gross profit (loss)                          (2,923,619)                 -                         -          (2,923,619)
                                            --------------    ---------------             -------------     ---------------
   Operating expenses
   Selling, general and administrative           3,634,757            127,945                         -           3,762,702
   Depreciation and amortization                 1,404,833                  -                         -           1,404,833
   Interest expense                                426,137                  -                         -             426,137
   Reduction of notes receivable and
      accrued interest to fair value                     -            774,656                         -             774,656
                                            --------------    ---------------             -------------     ---------------
        Total operating expenses                 5,465,727            902,601                         -           6,368,328
                                            --------------    ---------------             -------------     ---------------
   Operating income (loss)                      (8,389,346)          (902,601)                        -          (9,291,947)
                                            --------------    ---------------             -------------     ---------------
   Other income and expenses
      Interest expense and other
       financing charges                                 -            (55,709)                        -             (55,709)
      Interest and investment income                55,677             40,500                         -              96,177
      Loss on abandonment of lease                       -                  -                         -                   -
      Rental income                                      -                  -                         -                   -
                                            --------------    ---------------             -------------     ---------------
        Total other income and expenses             55,677            (15,209)                        -              40,468
                                            --------------    ---------------             -------------     ---------------
   Net income (loss)                            (8,333,669)          (917,810)                        -          (9,251,479)
   Basic and diluted loss per share             (8,684,529)   $         (1.77)    (2)                       $         (0.97)
                                            --------------    ===============                               ===============
   Shares used to compute net loss per
      share - basic and diluted                                       519,409                                     9,496,900
                                                              ===============                               ===============

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS:

(1)      Reflects  the  elimination  of  intercompany   transaction  related  to
         interest income and expense on loan.

(2)      Loss per share adjusted for 1 for 67 reverse stock split.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMIC, INC.

By:   s/ Luis P. Negrete
      -----------------------------------------------
         Luis P. Negrete
         President

Dated: September 16, 2003